UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2024

Opus Genetics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34079	11-3516358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Davis Drive, Suite 220 Durham, NC	27709
(Address of principal executive offices)	(Zip Code)

(248) 957-9024
(Registrant’s telephone number, including area code)

37000 Grand River Avenue, Suite 120
Farmington Hills, MI 48335
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On October 22, 2024, Opus Genetics, Inc., a Delaware corporation formerly known as Ocuphire Pharma, Inc. (the “Company”), filed with the U.S. Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Original Form 8‑K”) reporting that, on the same date, the Company completed its acquisition (the “Acquisition”) of former Opus Genetics Inc., a Delaware corporation (the “Acquired Company”). The Acquisition was completed pursuant to the terms and subject to the conditions of the Agreement and Plan of Merger, dated as of October 22, 2024.

As a result of the Acquisition, and based on the criteria in Rule 3-05 of Regulation S-X, the Company would ordinarily be required to file historical audited financial statements for the Acquired Company for the past two fiscal years, certain unaudited interim financial statements, and corresponding pro forma financial information pursuant to Article 11 of Regulation S-X. However, because the Company believed that the Acquired Company’s full financial statements would not be material to the Company’s stockholders and would be of limited value to investors, the Company requested relief from the SEC from the requirements under Rule 3-05 and Article 11 of Regulation S-X to file the financial statements and pro forma financial information in connection with the Acquisition. In response to the waiver request, the SEC advised the Company that it could file historical audited financial statements for the Acquired Company only for the fiscal year ended December 31, 2023, unaudited interim financial statements for the nine months ended September 30, 2024, and corresponding pro forma financial information pursuant to Article 11 of Regulation S-X in lieu of the full financial statements of Acquired Company otherwise required under Rule 3-05 and Article 11 of Regulation S-X.

The pro forma financial information included in this Current Report on Form 8-K/A has been presented for informational purposes only, as required by Item 9.01 of Form 8-K. It does not purport to represent the actual results of operations that the Company and the Acquired Company would have achieved had the companies been combined during the periods presented in the pro forma financial information and is not intended to project the future results of operations that the combined company may achieve following the Acquisition.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The audited balance sheet of the Acquired Company as of December 31, 2023 and the related statements of operations and comprehensive loss, changes in convertible preferred stock and stockholders' deficit and cash flows for the year ended December 31, 2023, including all notes thereto, are filed herewith as Exhibit 99.1 and incorporated by reference herein.

The unaudited  balance sheet of the Acquired Company as of September 30, 2024 and the related  statements of operations and comprehensive loss, changes in convertible preferred stock and stockholders' deficit and cash flows for the nine months ended September 30, 2024, including all notes thereto, are filed herewith as Exhibit 99.2 and incorporated by reference herein.

(b) Pro Forma Financial Information

The unaudited pro forma combined condensed balance sheet of the Company as of September 30, 2024 and the unaudited pro forma combined condensed statements of income of the Company for the nine months ended September 30, 2024 and the fiscal year ended December 31, 2023, including all notes thereto, giving effect to the Acquisition, are filed herewith as Exhibit 99.3 and are incorporated by reference herein.

(d)	Exhibits

Exhibit	Description

23.1	Consent of Ernst & Young LLP, independent accounting firm for the Acquired Company

99.1	Audited financial statements of the Acquired Company as of and for the year ended December 31, 2023

99.2	Unaudited financial statements of the Acquired Company as of and for the nine months ended September 30, 2024

99.3	Unaudited pro forma combined condensed financial information

104	Cover page interactive data file (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPUS GENETICS, INC.

Date: January 7, 2025	By:	/s/ Dr. George Magrath
	Name:	Dr. George Magrath
	Title:	Chief Executive Officer